UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2015

Genesis Healthcare, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Reference is made to the first Current Report on Form 8-K filed by Genesis Healthcare, Inc. (the “Company”) on February 6, 2015 relating to the consummation of the transactions under the Purchase and Contribution Agreement, dated as of August 18, 2014 and amended as of January 5, 2015 (as so amended, the “Purchase Agreement”), by and between the Company and FC-GEN Operations Investment, LLC, a Delaware limited liability company (“Genesis”). In connection with the consummation of the transactions under the Purchase Agreement, the Company issued shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) and shares of Class C Common Stock, par value $0.001 per share, of the Company (the “Class C Common Stock”) to the holders of equity interests (the “Genesis Members”), equity awards and options to purchase equity interests of Genesis.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company has made a correction to the allocation of shares of Class A Common Stock and Class C Common Stock issued pursuant to the Purchase Agreement. As a result of the correction, an additional 2,380,229 shares of Class A Common Stock and 2,380,229 fewer shares of Class C Common Stock were allocated and issued to the Genesis Members on February 2, 2015. The aggregate number of shares of Class A Common Stock and Class C Common Stock issued to the Genesis Members did not change as a result of the correction, and, except for de minimis changes as a result of rounding, each Genesis Member received the same number of shares of Class A Common Stock and Class C Common Stock in the aggregate.

Giving effect to the correction noted above, 49,864,878 shares of Class A Common Stock and 64,449,380 shares of Class C Common Stock were issued in a transaction exempted from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS HEALTHCARE, INC.

Date: February 27, 2015	By:	/s/ Michael S. Sherman
Michael S. Sherman Senior Vice President, General Counsel, Secretary and Assistant Treasurer

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